As filed with the Securities and Exchange Commission on February 7, 2006

                                                   Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 FOOTSTAR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                              22-3439443
(STATE OR OTHER JURISDICTION                                 (I.R.S. EMPLOYER
     OF INCORPORATION OR                                    IDENTIFICATION NO.)
        ORGANIZATION)

                             933 MACARTHUR BOULEVARD
                            MAHWAH, NEW JERSEY 07430
                                 (201) 934-2000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 FOOTSTAR, INC.
                      2006 NON-EMPLOYEE DIRECTOR STOCK PLAN
                            (Full title of the plan)

                      =====================================

                             Maureen Richards, Esq.
                         Senior Vice President, General
                         Counsel and Corporate Secretary
                                 Footstar, Inc.
                             933 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 934-2334
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           Copy of communications to:

                                SIMEON GOLD, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

=============================== =================== ====================== ======================== =================

                                                      PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF EACH CLASS OF             AMOUNT TO BE      OFFERING PRICE PER       AGGREGATE OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED        REGISTERED(1)          SHARE(2)                 PRICE(2)         REGISTRATION FEE
------------------------------- ------------------- ---------------------- ------------------------ -----------------
COMMON STOCK,
PAR VALUE $0.01 PER SHARE             458,044              $3.955                $1,811,564               $194
=============================== =================== ====================== ======================== =================

(1) Of the shares of Common Stock being registered hereby, 58,044 shares were authorized for issuance under the Footstar, Inc. 1996 Non-Employee Director Stock Plan, a predecessor plan to the Footstar, Inc. 2006 Non-Employee Director Stock Plan described herein. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  We incorporate herein by reference the following documents that Footstar, Inc. filed with the Securities and Exchange Commission (the "Commission"):

                  (a) Footstar, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 1, 2005 filed with the SEC on September 29, 2005.

                  (b) Footstar, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed with the SEC on April 8, 2005 and Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed with the SEC on September 29, 2005, Footstar, Inc.'s Quarterly Reports on Form 10-Q for the quarterly periods ended April 2, 2005 filed with the SEC on September 30, 2005, July 2, 2005 filed with the SEC on September 30 and October 1, 2005 filed with the SEC on October 9, 2005, and its Current Reports on Form 8-K filed with the Commission on January 20, January 27, January 28, February 1*, February 4*, February 17*, February 22, March 17*, April 7, April 29*, May 18*, June 3, June 15*, July 8, July 29*, August 17*, August 26, October 3*, November 1*, November 3, November 10*, November 23, November 30*, December 2*, and December 22, 2005, and January 5 and February 7, 2006.*

                  (c) The description of Footstar' Common Stock, par value $0.01 per share, contained in the Form 10/A Information Statement as filed with the Commission on September 25, 1996 (SEC File No. 001-11681) pursuant to Section 12 of the Securities Exchange Act of 1934 including any amendment or report filed for the purpose of updating such description.

                  All documents that Footstar subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.


--------------------
* Report furnished to the Commission under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure. Pursuant to General Instruction B of Form 8-K, reports furnished under Item 2.02 and Item 7.01 are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Footstar, Inc. is not incorporating, and will not incorporate, by reference this report into a filing under the Securities Act or the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law. Under
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the "General Corporation Law"), Footstar, Inc. is empowered to indemnify its directors and officers in the circumstances therein provided. We sometimes refer to Footstar herein as the "Company." Certain portions of
Section 145 are summarized below:

                  Section 145(a) of the General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

                  Section 145(b) of the General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  Section 145(c) of the General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 145(d) of the General Corporation Law provides that any indemnification under Sections 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  Section 145(e) of the General Corporation Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  Section 145(f) of the General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  Section 145(g) of the General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

                  Certificate of Incorporation. The Company's amended and restated certificate of incorporation provides that a director of the Company shall, to the fullest extent permitted by the General Corporation Law, not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  The Company's amended and restated certificate of incorporation provide that each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law. The right to indemnification conferred under the amended and restated certificate of incorporation shall also include the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the General Corporation Law. The right to indemnification conferred in the amended and restated certificate of incorporation is a contract right.

                  The Company's amended and restated certificate of incorporation provide that the Company may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Company to such extent and to such effect as the Board of Directors of the Company shall determine to be appropriate and authorized by the General Corporation Law.

                  Neither the amendment nor repeal of the Company's amended and restated certificate of incorporation, nor the adoption of any provision of the Company's amended and restated certificate of incorporation or the bylaws of the Company, nor, to the fullest extent permitted by the General Corporation Law, any modification of law, shall eliminate or reduce the effect of the Company's amended and restated certificate of incorporation in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                  The amended and restated certificate of incorporation permits the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the General Corporation Law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.   EXHIBITS.

                  4.1    -    Second Amended and Restated Certificate of
                              Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current
                              Report on Form 8-K filed on February 7, 2006).

                  4.2    -    Certificate of Amendment to Second Amended and
                              Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit
                              3.2 to the Company's Current Report on Form 8-K filed on February 7, 2006).

                  4.3    -    By-Laws of the Company (incorporated by reference
                              to Exhibit 3.3 to the Company's Current Report on
                              Form 8-K filed on February 7, 2006).

                  5      -    Opinion of Weil, Gotshal & Manges LLP.

                  23.1   -    Consent of Amper, Politziner & Mattia, P.C.

                  23.2   -    Consent of Weil, Gotshal & Manges LLP (included in
                              Exhibit 5).

                  24     -    Power of Attorney (included as part of the
                              signature page to this Registration Statement and incorporated herein by reference).

                  99     -    Footstar, Inc. 2006 Non-Employee Director Stock
                              Plan.

ITEM 9.   UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)      To include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act of 1933;

                                    (ii)     To reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the registration
                                             statement (or the most recent
                                             post-effective amendment thereof)
                                             which, individually or in the
                                             aggregate, represent a fundamental
                                             change in the information set forth
                                             in the registration statement.
                                             Notwithstanding the foregoing, any
                                             increase or decrease in the volume
                                             of securities offered (if the total
                                             dollar value of securities offered
                                             would not exceed that which was
                                             registered) and any deviation from
                                             the low or high end of the
                                             estimated maximum offering range
                                             may be reflected in the form of
                                             prospectus filed with the
                                             Commission pursuant to Rule 424(b)
                                             if, in the aggregate, the changes
                                             in volume and price represent no
                                             more than 20 percent in the maximum
                                             aggregate offering price set forth
                                             in the "Calculation of Registration
                                             Fee" table in the effective
                                             registration statement.

                                    (iii)    To include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the Registration
                                             Statement or any material change to
                                             such information in the
                                             Registration Statement;

                  Provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

                           The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                                    (i)     Any preliminary prospectus or
                                            prospectus of the undersigned
                                            registrant relating to the offering
                                            required to be filed pursuant to
                                            Rule 424;

                                    (ii)    Any free writing prospectus relating
                                            to the offering prepared by or on
                                            behalf of the undersigned registrant
                                            or used or referred to by the
                                            undersigned Registrant;

                                    (iii)   The portion of any other free
                                            writing prospectus relating to the
                                            offering containing material
                                            information about the undersigned
                                            registrant or its securities
                                            provided by or on behalf of the
                                            undersigned registrant; and

                                    (iv)    Any other communication that is an
                                            offer in the offering made by the
                                            undersigned registrant to the
                                            purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mahwah, State of New Jersey, on February 7, 2006.




                                 FOOTSTAR, INC.

                                 By: /s/ Maureen Richards
                                     --------------------------------------
                                 Name: Maureen Richards
                                 Title: Senior Vice President, General Counsel
                                        and Corporate Secretary

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey A. Shepard and Maureen Richards, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                TITLE                                       DATE
---------                                -----                                       ----
/s/ Jeffrey A. Shepard                   Chief Executive Officer, President and      February 7, 2006
-------------------------------          Director (Principal Executive Officer)
Jeffrey A. Shepard


/s/ Richard L. Robbins                   Senior Vice President Financial Reporting   February 7, 2006
-------------------------------          and Control (Principal Financial Officer
Richard L. Robbins                       and Principal Accounting Officer)


/s/ Jonathan M. Couchman                 Chairman of the Board and Director          February 7, 2006
-------------------------------
Jonathan M. Couchman


/s/ Eugene I. Davis                      Director                                    February 7, 2006
-------------------------------
Eugene I. Davis


/s/ Adam Finerman                        Director                                    February 7, 2006
-------------------------------
Adam Finerman


/s/ Alan Kelly                           Director                                    February 7, 2006
-------------------------------
Alan Kelly


/s/ Gerald F. Kelly, Jr.                 Director                                    February 7, 2006
-------------------------------
Gerald F. Kelly, Jr.


/s/ Michael O'Hara                       Director                                    February 7, 2006
-------------------------------
Michael O'Hara

SIGNATURE                                TITLE                                       DATE
---------                                -----                                       ----

/s/ George A. Sywassink                  Director                                    February 7, 2006
-------------------------------
George A. Sywassink


/s/ Alan I. Weinstein                    Director                                    February 7, 2006
-------------------------------
Alan I. Weinstein


                                  EXHIBIT INDEX


EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------

    4.1    -      Second Amended and Restated Certificate of Incorporation of
                  the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 7,
                  2006).

    4.2    -      Certificate of Amendment to Second Amended and Restated
                  Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on February 7, 2006).

    4.3    -      By-Laws of the Company (incorporated by reference to Exhibit
                  3.3 to the Company's Current Report on Form 8-K filed on
                  February 7, 2006).

    5      -      Opinion of Weil, Gotshal & Manges LLP.

    23.1   -      Consent of Amper, Politziner & Mattia, P.C.

    23.2   -      Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

    24     -      Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

    99     -      Footstar, Inc. 2006 Non-Employee Director Stock Plan.